Exhibit 10.7

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

BY AND AMONG

ZIEGLER HEALTHCARE REAL ESTATE FUND I, LLC,

a Delaware limited liability company,

and

ZIEGLER HEALTHCARE REAL ESTATE FUND II, LLC,

a Delaware limited liability company,

and

ZIEGLER HEALTHCARE REAL ESTATE FUND III, LLC,

a Delaware limited liability company,

and

ZIEGLER HEALTHCARE REAL ESTATE FUND IV, LP,

a Delaware limited partnership

collectively as the Sellers,

AND

RICHMOND HONAN MEDICAL PROPERTIES LP

a Delaware limited partnership,

as the Purchaser

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8.3 Exhibits	23
8.4 Successors and Assigns	23
8.5 Article Headings	23
8.6 Governing Law	23
8.7 Counterparts	23
8.8 Survival	23
8.9 Further Acts	23
8.10 Severability	23
8.11 Attorneys’ Fees	23
8.12 Confidentiality	24

SCHEDULES

2.2(g)	Litigation
2.2(k)(i)	Mortgage Liens to be Paid Off and Released at Closing
2.2(k)(iii)	Environmental Conditions
2.2(k)(vi)	Options and Rights of First Refusal
2.2(k)(viii)	Tenant Lease Matters
2.2(k)(ix)	Ground Leases
2.2(o)	Service Contracts
2.2(r)	Consents
4.4(a)(iv)	Security Deposits

EXHIBITS

A	The Companies
A-1	Company Subsidiaries
A-2	Texas LP
B	Real Properties Owned by the Companies
B-1	Real Properties Owned or Leased by Company Subsidiaries
B-2	Real Property Owned by Texas LP
C	Purchased Assets
D	Consideration
E	Form of Escrow Agreement
F	Assumed Loans
G	Rent Roll and Form of Estoppel Certificate
H	Form of Assignment of Purchased Assets

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 7th day of July, 2010 (the “Effective Date”) by and among ZIEGLER HEALTHCARE REAL ESTATE FUND I, LLC, a Delaware limited liability company (“ZHREF I”), ZIEGLER HEALTHCARE REAL ESTATE FUND II, LLC, a Delaware limited liability company (“ZHREF II”), ZIEGLER HEALTHCARE REAL ESTATE FUND III, LLC, a Delaware limited liability company (“ZHREF III”), ZIEGLER HEALTHCARE REAL ESTATE FUND IV, LP, a Delaware limited partnership (“ZHREF IV”) (each, a “Seller” and collectively, the “Sellers”); and RICHMOND HONAN MEDICAL PROPERTIES, LP, a Delaware limited partnership (the “Purchaser”).

RECITALS

A. The entities listed on Exhibit A (each, a “Company” and collectively, the “Companies”) are the owners of either (i) a fee simple interest in the real estate, including, without limitation, all buildings, improvements, fixtures and appurtenances related thereto, identified on Exhibit B (the “Real Property”) and all furniture, fixtures, equipment and all other personal property located thereon (the “Personal Property”), (ii) some or all of the membership interests (the “LLC Interests”) in certain limited liability companies listed on Exhibit A-1 (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), which Company Subsidiaries own a fee simple interest in the Real Property identified on Exhibit B-1, with the exception of certain land on which certain Real Property is located, as more particularly described on Exhibit B-1, in which land such company owns a leasehold interest (as tenant under a ground lease), and the related Personal Property, or (iii) the general partnership interest (the “GP Interest”) of the limited partnership listed on Exhibit A-2 (the “Texas LP”), which limited partnership owns a fee simple interest in the Real Property identified on Exhibit B-2 and the related Personal Property. All of the Real Property and Personal Property heretofore referenced shall hereinafter be referred to, collectively, as the “Property.”

B. The Sellers are the record and beneficial owner of the membership interests in the Companies (the “Membership Interests”), as set forth on Exhibit C, and ZHREF I and ZHREF IV are also the record and beneficial owners of the limited partnership interests in the Texas LP (such limited partnership interests, collectively, the “LP Interest,” and collectively with the Membership Interests, the “Purchased Assets”). The Sellers desire to sell and convey the Purchased Assets to the Purchaser, and the Purchaser desires to acquire the Purchased Assets from the Sellers, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Purchase and Sale of Purchased Assets. The Sellers agree to sell and transfer the Purchased Assets to the Purchaser, and the Purchaser agrees to accept transfer of the Purchased Assets pursuant to the terms and conditions set forth in this Agreement. The Purchased Assets shall be transferred to the Purchaser free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

1.2 Consideration. The aggregate cash consideration (the “Consideration”) for which each Seller agrees to sell and convey and assign the Purchased Assets to the Purchaser, and which the Purchaser agrees to pay or deliver to the Sellers, subject to the terms of this Agreement, is set forth on Exhibit D. The Consideration is subject to adjustments as set forth on Exhibit D and herein. Subject to the provisions of Section 1.3 below, on the Closing Date, the Consideration shall be calculated and allocated to the Sellers as set forth on Exhibit D. Consideration not constituting Escrowed Consideration (as defined below) shall be distributed to the Sellers at Closing. In addition to the Consideration, the Purchaser shall pay to B.C. Ziegler and Company on the Closing Date $1,269,000; provided, however, that in the event the purchase and sale of any LLC Interests are withdrawn as provided in the next sentence, the foregoing payment to B.C. Ziegler and Company shall be reduced by 1% of the amount of the estimated aggregate consideration for the withdrawn LLC Interests set forth in Exhibit D. Subject to the terms of Section 2.2(u), the Sellers or the Purchaser shall have the right to withdraw from the Purchased Assets any or all of the LLC Interests in the Company Subsidiaries if the Sellers are unable to obtain the consent of the managing member or the members, if required under the applicable governing documents, of such Company Subsidiaries to the contribution of the LLC Interests on the terms set forth herein and as required by the applicable governing documents of the Company Subsidiaries, and in such event, the Consideration (as defined below) shall be reduced as set forth on Exhibit D.

1.3 Escrowed Consideration. At Closing, the Purchaser shall pay into an escrow account to be held by its title company, or another third party acceptable to the Purchaser and the Sellers (the “Escrow Agent”), fifteen percent (15%) of the total aggregate Consideration that otherwise would be delivered to the Sellers at Closing (see fourth column of Exhibit D having a current total estimated aggregate Consideration of $34,693,000) (the “Escrowed Consideration”). The Escrowed Consideration shall be held by the Escrow Agent for six (6) months after the Closing Date (the “Indemnification Period”) pursuant to a written escrow agreement in the form attached hereto as Exhibit E (the “Escrow Agreement”), to secure any indemnification obligation of the Sellers arising hereunder. Separate escrow accounts shall be established for each of the Sellers, and the Escrowed Consideration of any Seller shall only be used to satisfy the indemnification obligations of such Seller.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Representations and Warranties by Purchaser. The Purchaser hereby represents and warrants unto the Sellers that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date and further covenants and agrees as follows:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action of the Purchaser and require no further action or approval of the Purchaser’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser. Richmond Honan Medical Properties Inc. (the “REIT”) is duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has full right, power, and authority to assume and perform all of its obligations as general partner of the Purchaser under this Agreement; and, the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been, or will be as of the Closing Date, duly authorized by all requisite action of the REIT and require no further action or approval of the REIT or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Purchaser has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Purchaser or the REIT.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Purchaser or the REIT in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Purchaser or the REIT, or (iii) could materially and adversely affect the ability of the Purchaser or the REIT, as general partner of the Purchaser, to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(d) Consents. Except as may otherwise be set forth in Article III hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Purchaser and the REIT has been obtained or will be obtained on or before the Closing Date.

(e) Brokerage Commission. Other than the Broker, the Purchaser has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Purchaser. The Purchaser shall be solely responsible for any and all commissions or fees owing to the Broker in connection with this transaction.

2.2 Representations, Warranties and Covenants by Sellers and Companies. Each of the Sellers and the Companies hereby make the following representations, warranties and covenants, and each and every one of the representations and warranties is true, correct, and complete as of the Effective Date of this Agreement, and will be true, correct, and complete as of the Closing Date; provided, however, that with respect to representations and warranties pertaining to the Company Subsidiaries, such representations and warranties are qualified to the Sellers’ and the Companies’ actual knowledge. The Purchaser acknowledges that the Sellers are passive investors in the Company Subsidiaries. The Sellers covenant to use commercially reasonable efforts to obtain confirmations of the representations and warranties set forth in this Section 2.2 from the managing members of the Company Subsidiaries within sixty (60) days of the Effective Date of this Agreement, in form and substance acceptable to the Purchaser (the “Satisfactory Confirmations”). If any or all of such confirmations are not timely provided or are otherwise unacceptable to the Purchaser, the LLC Interests associated with any or all of the Company Subsidiaries may be withdrawn and excluded from the Purchased Assets at the written election of the Purchaser and in such event, the Consideration shall be reduced as set forth on Exhibit D.

(a) Organization and Standing. Each of the Sellers, each of the Companies, each of the Company Subsidiaries, and the Texas LP (collectively, the “Subject Entities”) has been duly formed and each is validly existing as a limited liability company or limited partnership, as applicable, in good standing in the state of its organization, with the requisite limited liability company or limited partnership, as applicable, power and authority to own, lease and operate its assets, conduct the business in which it is engaged and perform its obligations under this Agreement. Each of the Subject Entities is duly qualified to transact business and each is in good standing under the laws of the jurisdiction in which it owns or leases assets, or conducts any business, to the extent that such qualification is required under the laws of such jurisdiction. The Sellers have provided the Purchaser with true and correct copies of the limited liability company and limited partnership agreements and any amendments thereto, as applicable, for each of the Subject Entities. All such agreements for each of the Subject Entities is in full force and effect as of the date hereof. Each of the Subject Entities has performed all of its obligations under its respective agreements.

(b) Authority. Each of the Sellers and each of the Companies have the requisite limited liability company or limited partnership, as applicable, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

The execution and delivery of this Agreement by each Seller and each Company and the consummation by each of the Sellers and each of the Companies of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of each Seller and each Company and the members and partners thereof. This Agreement has been duly executed and delivered by each of the Sellers and the Companies and constitutes the legal, valid and binding agreement of each of the Sellers and the Companies enforceable against each of the Sellers and the Companies in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by each of the Sellers and the Companies has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its respective limited liability company or limited partnership agreement, as applicable, or any other agreement, material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, condominium document, statute, rule, or regulation applicable to any of the Subject Entities or any Property.

(d) Purchased Assets. The Purchased Assets constitute all of the issued and outstanding membership interests of the Companies and, in the case of the Texas LP, all of the limited partnership interests in the Texas LP. (i) The Sellers are the sole owners of the Purchased Assets, (ii) the Sellers have good title to the Purchased Assets, (iii) the Purchased Assets are free and clear of all Liens (as hereinafter defined), and (iv) the Subject Entities have not granted any other person or entity an option to purchase or a right of first refusal upon the Purchased Assets, the LLC Interests in the Company Subsidiaries, the GP Interest in the Texas LP, nor are there any agreements or understandings between any Subject Entity and any other person or entity with respect to the disposition of the same.

(e) Status as a United States Person. Each of the Sellers and each of the Companies represents and warrants that it is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. Each of the Companies’ U.S. taxpayer identification numbers that have previously been provided to the Purchaser is correct. Each of the Companies’ office addresses is the most recent address previously provided to the Purchaser.

(f) Terms and Conditions of the Transaction. Each of the Sellers has received the opinion of Emory & Co. to the effect that the Consideration is fair to the partners and members of the Sellers from a financial point of view.

(g) Litigation. Except as set forth on Schedule 2.2(g), there is no litigation or proceeding, either judicial or administrative, pending or, to the knowledge of the Sellers and the Companies, threatened, affecting the Sellers, the Companies, or the Property. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting any of the Subject Entities or the Property, which in any such case would impair a Seller’s or a Company’s ability to enter into and perform all of its obligations under this Agreement.

(h) Liabilities. None of the Subject Entities have any material liabilities other than those liabilities that are reflected on their respective consolidated balance sheets as of March 31, 2010, true and correct copies of which have been provided to the Purchaser.

(i) No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Sellers’ and the Companies’ knowledge, threatened against any of the Subject Entities, nor are any such proceedings contemplated by any of the Subject Entities.

(j) No Brokers. None of the Subject Entities have entered into, and each covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in any obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

(k) Real Property.

(i) Title to Real Property. Each of the Subject Entities that owns or leases Property has good and marketable title to, or a valid leasehold interest in, its respective Real Property, free and clear of all Liens, except Permitted Liens and Liens that will be released at Closing. For purposes hereof, “Liens” shall mean all liens, charges, covenants, adverse claims, demands, encumbrances, security interests, commitments, pledges or any other title defect or restriction of any kind; and “Permitted Liens” shall mean with respect to each Real Property: (A) any exceptions, exclusions and other matters set forth in or disclosed by any title commitments or surveys obtained by Purchaser and not objected to by Purchaser or otherwise waived; (B) taxes, assessments and governmental charges with respect to the Real Property not yet due and payable; (C) applicable zoning Laws (as hereinafter defined); and (D) any documents evidencing and securing the Assumed Loans (as defined hereinafter). The Liens that will be paid off and released at Closing include the loans encumbering the Real Property other than the Assumed Loans, as listed on Schedule 2.2(k)(i).

(ii) Compliance With Laws. The respective Subject Entities possess all certificates, authorities or permits issued by the appropriate local, state or federal agencies or bodies necessary to conduct the business conducted by it and to own, lease, develop and operate the Real Property, and none of the Subject Entities have received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit. None of the Subject Entities have received any written or other notice of any violation of any applicable federal, state, or local law, ordinance, rule or regulation (“Law”), including without limitation the Americans With Disabilities Act (“ADA”), or any restrictive covenants or other easements, encumbrances or agreements, relating to the Real Property (which shall include, but not be limited to, any covenants, easements, encumbrances, or agreements related to the creation, use, and operation of a condominium unit) and each of the Subject Entities and all of the Real Property is in material compliance with all applicable Laws, including but not limited to the ADA, zoning, building and other land use

Laws, and Stark, anti-kickback and other similar Laws applicable to the ownership, development and operation of the Real Property.

(iii) Environmental Conditions. Except as set forth on Schedule 2.2(k)(iii), none of the Subject Entities have received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, “Hazardous Substances”) that would cause the Real Property or the Subject Entities to be in violation of any applicable Environmental Laws, nor have any of the Subject Entities received written notice that the Real Property is not in compliance with applicable Environmental Laws. Except as set forth on Schedule 2.2(k)(iii), to the knowledge of the Subject Entities, (A) there are no Hazardous Substances located at, on or under the Real Property in violation of Environmental Laws or that require remediation under Environmental Laws, and (B) no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Real Property onto any adjoining properties. For the purposes of this Section, “Environmental Laws” means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

(iv) Condition of Real Property. To the knowledge of the Subject Entities, each Real Property and all Personal Property associated therewith is in good condition and repair, subject to normal wear and tear, and each of the Subject Entities has repaired and maintained, or caused to be repaired and maintained, its respective Real Property and Personal Property in accordance with the terms of its leases and in good condition and repair.

(v) Absence of Proceedings. There are no pending or, to the knowledge of the Subject Entities, threatened condemnation or expropriation proceedings (or negotiations regarding transfers in lieu thereof), lawsuits or administrative actions relating to the Real Property or any portion thereof, or other legal matters affecting materially and adversely the current use, occupancy or value of any Real Property.

(vi) Options and Rights of First Refusal. No Subject Entity has entered into any contract or agreement to sell or transfer the Property or any portion thereof or interest therein, and there are no outstanding options or rights of first refusal or opportunities to purchase the Property or any portion thereof or any direct or indirect interest therein, except as set forth on Schedule 2.2(k)(vi).

(vii) Brokerage Commissions. No Subject Entity owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to any Real Property.

(viii) Tenant Leases. With regard to any leases or occupancy agreements (“Leases”) encumbering the Real Property, except as set forth on Schedule 2.2(k)(viii), (A) all information set forth in the rent roll provided to the Purchaser is accurate in all material respects as of the effective date thereof; (B) there are no Leases in force other than as identified in such provided rent roll; (C) true, complete and accurate copies of all of the Leases, including all amendments, modifications, extensions, renewals, guarantees and other agreements with respect thereto, have been provided to the Purchaser; (D) there are no written or oral promises, understandings or commitments between any of the Subject Entities and any tenant other than as set forth in such delivered copies; (E) the Leases constitute the legal, valid and binding obligation of each of the Subject Entities named therein or otherwise obligated thereunder, and to the knowledge of the Subject Entities, of the other party thereto, and the Leases are enforceable in accordance with their terms; (F) none of the Subject Entities nor any tenant has breached or is in default of any material provision in any Lease, and, to the knowledge of the Subject Entities, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute a material breach or default or permit the termination, modification or acceleration of rent under any Lease, including the tenant or any guarantor of a Lease having filed for bankruptcy; (G) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; and (H) the transactions contemplated by this Agreement do not require the consent of any other party to any Lease, will not result in a breach of or default under any Lease, and will not otherwise cause any Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing.

(ix) Ground Leases. Except as set forth on Schedule 2.2(k)(ix), no Subject Entity is a party to any ground lease and no part of the Real Property is subject to any ground lease. Such schedule sets forth a list of all ground leases entered into by or otherwise affecting a Subject Entity (the “Ground Leases”). To the knowledge of the Subject Entities, (A) the copies of the Ground Leases delivered or to be delivered in accordance with this Agreement are true, complete and accurate copies of all of the Ground Leases, including all amendments, modifications, extensions, renewals, guarantees and other agreements with respect thereto; (B) there are no written or oral promises, understandings or commitments between any of the entities and any ground lessor other than as set forth in such delivered copies; (C) the Ground Leases constitute the legal, valid and binding obligation of each of the parties named therein or otherwise obligated thereunder, and the Ground Leases are enforceable in accordance with their terms; (D) neither such entity nor any ground lessor has breached or is in default of any material provision in any Ground Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute a material breach or default or permit the termination, modification or acceleration of rent under any Ground Lease; (E) no security deposit or portion thereof deposited with respect to any Ground Lease has been applied in respect of a breach or default under such Ground Lease which has not been redeposited in full; and (F) the transactions contemplated by this Agreement do not require the consent of any other party to any Ground Lease, will not result in a breach of or default under any Ground Lease, will not otherwise cause any Ground Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, and will not trigger any purchase option, right of first opportunity, right of first refusal or other similar right to purchase the subject premises.

(x) Construction Contracts; Mechanics’ Liens. At the Closing there will be no outstanding contracts made by any of the Subject Entities, nor to the knowledge of the Subject Entities, by any manager on behalf of the Subject Entities, for the construction or repair of any improvements relating to any Real Property which have not been fully paid for. Prior to Closing, all mechanics’ or materialmen’s liens, if any, arising from any labor or materials furnished to a Real Property prior to the Closing shall be discharged and released of record or bonded to the extent any such Lien is not insured over by the title company or bonded over pursuant to applicable Law.

(l) Special Assessments. No Subject Entity, nor to the knowledge of the Subject Entities, any manager on behalf of the Subject Entities, has received any notice, or has any knowledge, of any existing or pending special assessments affecting the Property by any governmental authority, water or sewer authority, drainage district or any other special taxing district or other entity, other than as disclosed herein and has received no notice, and has no knowledge, of any assessments that may be levied after Closing by any government authority.

(m) Insurance. The Subject Entities currently maintain or cause to be maintained all of the public liability, casualty and other insurance coverage with respect to the Property that is required under the terms of the Loan Documents (as hereinafter defined) and/or Ground Leases, and that is otherwise commercially reasonable. All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid through Closing.

(n) Personal Property. Each of the Subject Entities has good and marketable title to, or a valid leasehold interest in, its respective Personal Property free and clear of all Liens. All Personal Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

(o) Service Contracts. The only equipment leases, service contracts and other similar agreements relating to the operation of the Real Property (excluding Management Agreements all of which will be terminated in accordance herewith) (the “Service Contracts”) that will be in effect on the Closing Date that are not terminable without cause or penalty within sixty (60) days are as set forth in Schedule 2.2(o). With respect to the Service Contracts that will be assumed by the Purchaser, each of the Subject Entities will perform, or cause to be performed, in all material respects all of its obligations under each Service Contract to which it is a party or is subject up to and as of the Closing Date. As of date of this Agreement, no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default by such Subject Entity under any such Service Contract. Further, to the knowledge of the Subject Entities, all other parties to such Service Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder. Any Service Contracts that the Purchaser does not wish to assume and are cancelable on not more than sixty (60) days notice shall be terminated by the respective Subject Entity effective as of the Closing Date. True, complete and accurate copies of such Service Contracts have been or will be provided to the Purchaser.

(p) Loan Documents. The Subject Entities have provided to the Purchaser true and complete copies of all of the loan documents (the “Loan Documents”) that relate to mortgage or other loans and security interests that encumber the Real Property or for which any of the Subject Entities is bound or Real Property encumbered, and none of the Loan Documents have been modified, except pursuant to modifications for which true and complete copies have been provided to the Purchaser. The Loan Documents relating to each applicable Real Property are in full force and effect. No Subject Entity has received written notice of default under any of the Loan Documents and, to the knowledge of the Subject Entities, there is no state of facts that, with the giving of notice or passage of time or both, would give rise to a default in any material respect under any of the Loan Documents.

(q) Tax Matters.

(i) Each Company and Company Subsidiary has been treated since its formation as either a disregarded entity or a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. The Subject Entities have filed within the time periods (including any extensions of such time periods filed by the Subject Entities) and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports required to be filed by the Subject Entities under the laws of the United States and of each state or other jurisdiction in which the Subject Entities conduct business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Subject Entities are true and correct in all material respects. The Subject Entities have paid in full all taxes of whatever kind or nature to be paid by them for the periods covered by such returns (unless an extension of such periods has been properly filed for such returns). None of the Subject Entities have a tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Subject Entities as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Subject Entities or any of their assets. The federal, state, and local tax returns of the Subject Entities have not been audited, nor have the Subject Entities received any notice of an intent to conduct any federal, state, or local audit.

(ii) The Sellers represent and warrant that they have obtained from their own counsel advice regarding the transaction contemplated by this Agreement. The Sellers further represent and warrant that they have not relied on the Purchaser or the Purchaser’s representatives or counsel for any tax advice.

(r) No Consents. Except as may otherwise be set forth in Schedule 2.2(r), each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Subject Entities has been obtained or will be obtained on or before the Closing Date. The Subject Entities shall be responsible for obtaining, at the their sole cost and expense, all such consents, including, without limitation, the Lender Consents, the Lease Consents and the Third Party Consents (all as hereinafter defined).

(s) Operation of Purchased Assets. Between the date hereof and the Closing Date, the Sellers will and will cause each of the Subject Entities to (i) operate its business only in the usual, regular, and ordinary manner consistent with such entity’s prior practice and (ii) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. From the date hereof until the Closing Date, none of the Subject Entities shall take any action or fail to take any action the result of which would (A) have a material adverse effect on the Purchased Assets, the Property, the Subject Entities’ or the Purchaser’s ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (B) would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(t) Affiliate Contracts. None of the Subject Entities have entered into any Ground Lease, Lease or Service Contract with an Affiliate.

(u) Company Subsidiaries. The Sellers covenant and agree to use commercially reasonable efforts to obtain all required consents, at their sole cost and expense, required in order to contribute the LLC Interests as contemplated by this Agreement within sixty (60) days of the date of this Agreement. The Sellers shall provide written notice to the Purchaser on or before the expiration of such 60-day period as to the required consents received (together with all documentation with respect thereto) and in the event a required consent is not received prior to the expiration of such 60-day period, then the Sellers or the Purchaser may withdraw all or any such LLC Interests within ten (10) days after the expiration of such 60-day period and the Consideration shall be reduced as set forth on Exhibit D.

(v) Dissent/ Appraisal Rights. None of the members or partners of any of the Sellers or the Companies is entitled to any dissent or appraisal right in connection with the transactions contemplated by this Agreement whether arising under applicable law or pursuant to the terms of any agreement.

2.3 Satisfaction of Conditions. The Purchaser hereby covenants that the Purchaser shall: (i) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(d) and (i), and (ii) cooperate and assist in the Sellers’ efforts to satisfy the conditions set forth in subsection 3.1(e), (f), (g) and (h) hereof. The Sellers hereby covenant that the Sellers shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(e), (f), (g) and (h) hereof, and (B) cooperate and assist in the Purchaser’s efforts to satisfy the conditions set forth in subsections 3.1(d) and (i) hereof; and the Purchaser shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Purchaser in writing.

2.4 Access. From the date first written above until Closing, the Purchaser and the Purchaser’s representatives shall, upon reasonable prior notice to the Sellers, have access to the Real Property during normal business hours to fully examine and inspect the Property. The Purchaser and/or the Purchaser’s representatives may make surveys, perform soil tests, environmental audits, engineering tests, and all other investigations and tests as the Purchaser, in its reasonable discretion, deems advisable (collectively, the “Inspections”). The Sellers grant to the Purchaser and the Purchaser’s representatives a non-exclusive license for such Inspections. Notwithstanding the aforementioned, neither the Purchaser nor the Purchaser’s Representatives shall have the right to conduct borings or core samplings without the prior written consent of the Sellers. In connection with all such Inspections, the Purchaser and the Purchaser’s

Representatives shall (i) perform the same in such a manner as not to unreasonably interfere with the Subject Entities’ or the tenants’ in possession occupancy and use of the Property, (ii) comply with all applicable laws, rules and regulations, (iii) not allow any mechanics’, materialmens’ or laborers’ lien to be placed of record against the Real Property, and (iv) maintain customary and reasonable insurance coverage, including commercial general liability coverage. The Purchaser agrees to be fully responsible for and repair any damage to the Property caused by the Purchaser or the Purchaser’s Representatives in connection with such Inspections. The Purchaser agrees to indemnify and hold harmless the Sellers and the Companies from and against any and all liabilities, losses, demands, causes of action, expenses, damages, claims, costs and other compensation of any kind (including, but not limited to, actual and reasonable attorneys’ fees and other related costs and expenses) suffered, incurred or claimed by any of the Sellers and the Companies, to the extent not otherwise caused by the negligence of a Subject Entity, as a result of, arising out of, or caused by any of the following: (a) the negligent acts or omissions of the Purchaser or any of the Purchaser’s Representatives while on the Real Property or otherwise in connection with the Inspections; and/or (b) the failure of the Purchaser and the Purchaser’s Representatives to otherwise perform and fulfill its agreements and undertakings under this Section 2.4.

2.5 Inspection Materials. Within five (5) days after the date first written above, the Sellers shall provide the Purchaser with a copy of all of the following information, documents and other materials to the extent in the possession or control of any of the Subject Entities: leases (including, without limitation, the Leases and any Ground Leases), soil, engineering, structural and other reports relating to the condition of the Property, environmental audits and the results of any other studies, tests, investigations and inspections as well as any surveys, operating reports, title insurance policies, service contracts and any other materials related to the ownership, operation, management or condition of the Property.

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions to Purchaser’s Obligations. In addition to any other conditions set forth in this Agreement, the Purchaser’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Purchaser’s obligations under this Agreement.

(a) Sellers’ Obligations. The Sellers shall have performed all obligations of the Sellers hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Purchaser, all of the documents and other information required of the Sellers pursuant to Section 4.2.

(b) Sellers’ and Companies’ Representations and Warranties. The Sellers’ and Companies’ representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

(c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

(d) Initial Public Offering. The underwritten initial public offering (“IPO”) of the REIT shall have occurred. The decision whether to complete the IPO, and any terms thereof, shall be within the sole and absolute discretion of the REIT. The Sellers shall have no right to force the IPO to occur or to dictate any terms thereof.

(e) Loans. All indebtedness or other Liens encumbering the Property shall be fully and finally released, except for those loans identified in Exhibit F (the “Assumed Loans”) on or before the Closing Date. The lenders under the Assumed Loans shall have approved in writing the transactions contemplated hereby prior to the Closing Date, such approvals to include any and all no downgrade letters that may be required from applicable ratings agencies (the “Lender Consents”).

(f) Leases and Ground Leases. Prior to the Closing Date, (i) if required under the Leases or the Ground Leases, the Sellers shall have obtained all necessary consents for the transactions contemplated herein and a waiver and release of all options to purchase and rights of first refusal or opportunity from tenants under any Leases or ground lessors under any Ground Leases, (ii) to the extent not already effectively in place, subordination, non-disturbance and attornment agreements with any lenders having a security interest in the fee interest underlying any Ground Lease and recordable memorandums of lease evidencing the Ground Leases, all in form and substance reasonably acceptable to the Purchaser, and (iii) no such tenants or ground lessors shall have exercised any purchase options or rights with respect to the Leases or the Ground Leases ((i) - (iii) collectively, the “Lease Consents”).

(g) Third Party Consents. The Sellers shall have obtained all additional third party consents and approvals required of any of the Subject Entities in connection with the transactions contemplated by this Agreement on or before the Closing Date (the “Third Party Consents”). The Third Party Consents shall include any consent necessary for an election under Section 754 of the Internal Revenue Code of 1986, as amended, to be made for each Company Subsidiary.

(h) Management and Service Contracts. All management contracts for the management of the Real Property that have been designated by the Purchaser, in its sole discretion, for termination shall be terminated effective as of the Closing Date at the sole cost, liability and expense of the Sellers (the “Management Contract Terminations”). The Sellers shall also have terminated the Service Contracts pursuant to Section 2.2(o). With respect to the first sentence of this Section 3.1(h), on or before the expiration of the Determination Period (as defined in Section 3.1(m) below), the Purchaser shall notify the Sellers in writing which management contracts for the management of the Real Property shall be subject to the Management Contract Terminations.

(i) Title Policies. The title companies selected by the Purchaser shall be unconditionally obligated and prepared, subject only to payment of the applicable premium, to issue title policies and all reasonably requested endorsements thereto, to the Purchaser and to any lenders under the Assumed Loans on the Closing Date, all such policies to be acceptable to the Purchaser in its reasonable discretion.

(j) Condominium Certificates. The Sellers shall have obtained certificates from the condominium association governing any Real Property subject to a condominium regime evidencing that such Real Property is in full compliance with all of the condominium restrictions and obligations, that all assessments have been paid to date and that no special assessments have been charged or are contemplated (the “Condominium Certificates”).

(k) No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no event, change or development that has had or is reasonably expected to have a material adverse effect on the business, assets, liabilities, financial condition, prospects, operations, operating results or earnings of any of the Companies, the Purchased Assets or the Property (“Material Adverse Change”), and at Closing the Sellers shall execute and deliver to the Purchaser a certificate certifying that no Material Adverse Change has occurred as of the Closing Date.

(l) Estoppel Certificates. Prior to the Closing Date, the Sellers shall have obtained (i) estoppel certificates from all ground lessors under any Ground Lease, and (ii) tenant estoppels from the tenants identified on the rent roll attached hereto as Exhibit G, all in form and substance reasonably acceptable to the Purchaser (the “Estoppel Certificates”).

(m) Certain Environmental Matters. The Purchaser shall have determined that it is satisfied, in its sole discretion, with the environmental condition of the Properties owned by the Company Subsidiaries and the Property owned by Ziegler-Wisconsin 16, LLC (and commonly known as, “Firehouse Square”) (such Properties being referred to hereinafter individually as, a “Conditional Property,” and collectively as, the “Conditional Properties”), which determination shall be made on or before the earlier to occur of (i) sixty-five (65) days after the Effective Date of this Agreement or (ii) thirty (30) days after Purchaser’s receipt of the Satisfactory Confirmations (such period, the “Determination Period”). If, on or before the expiration of the Determination Period, the Purchaser determines that it is not so satisfied with the environmental condition of any of the Conditional Properties, then Purchaser may elect in writing, at its sole discretion, to withdraw and exclude the LLC Interests or the Membership Interests, as the case may be, related to such Conditional Properties from the Purchased Assets, in which case the Consideration shall be reduced as set forth on Exhibit D.

3.2 Conditions to Sellers’ Obligations. In addition to any other conditions set forth in this Agreement, the Sellers’ obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Sellers’ obligations under this Agreement.

(a) Purchaser’s Obligations. The Purchaser shall have performed all obligations of the Purchaser hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Sellers, all of the documents and other information required of the Purchaser pursuant to Section 4.3.

(b) Purchaser’s Representations and Warranties. The Purchaser’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of the Purchaser in Atlanta, Georgia, at 975 Johnson Ferry Road, Suite 450, or such other place as is mutually agreeable to the parties, as soon as practicable following the date of the closing of the IPO, unless otherwise set by agreement of the parties (such date being referred to herein as the “Closing Date”). In the event the Closing shall not have occurred on or before March 31, 2011, then either party may terminate this Agreement by written notice to the other and neither party shall have any further obligation or liability hereunder.

4.2 Sellers’ Deliveries. At the Closing, the Sellers shall deliver the following to the Purchaser:

(a) Assignment of Purchased Assets. The Sellers shall have executed and delivered an Assignment, in substantially the form of Exhibit H attached hereto, granting and conveying to the Purchaser good and indefeasible title to all of the Purchased Assets not withdrawn and excluded pursuant to Sections 2.2 and/or 3.1(m) of this Agreement, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto, but subject to any Permitted Liens against the Property.

(b) FIRPTA Certificate. An affidavit from each of the Sellers certifying pursuant to Section 1445 of the Internal Revenue Code that the Sellers are not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

(c) Assumed Loans. The Lender Consents. The Sellers shall be obligated to deliver the Lender Consents at their sole cost and expense, provided, however, that the Purchaser shall be responsible for all loan assumption and other fees charged by such lenders in connection with the delivery of the Lender Consents.

(d) Leases and Ground Leases. The Lease Consents.

(e) Other Consents. The Third Party Consents.

(f) Contract Terminations. Certification of the Management Contract Terminations and terminations of any identified Service Contracts.

(g) Closing Certificate. The Certificate required by Section 3.1(k).

(h) Rent Rolls. Updated rent rolls for each Real Property.

(i) Title Company. Any documentation reasonably required by a title company to issue a policy or endorsement consistent with this Agreement, including, but not limited to customary owner’s, gap and non-imputation affidavits.

(j) Survey Affidavits. Affidavits of “no change” with respect to the surveys of the Real Property delivered to the Purchaser by the Subject Entities.

(k) Condominium Certificates. The Condominium Certificates.

(l) Estoppels. The Estoppel Certificates.

(m) Liens. All necessary mortgage releases, UCC terminations and other releases as may be required to evidence that satisfaction of any liens on any of the Seller Assets or the Property other than the Assumed Loans and the Permitted Liens.

(n) Transfer Taxes. All necessary transfer tax affidavits, declarations or other forms as may be required, if any, in connection with the transactions contemplated by this Agreement. The Sellers and the Purchaser shall split equally the payment of any and all such transfer taxes associated with the transactions contemplated by this Agreement. All such amounts shall be deducted from the Consideration paid hereunder consistent with the proration provisions set forth in Section 4.4 below.

(o) Other Documents. Any other document or instrument reasonably requested by the Purchaser or required hereby. The Sellers shall deliver to the Purchaser at Closing all keys to doors or locks on the Real Property, any minute books or other books and records of the Companies and all documentation, records, and materials related to the Property, including but not limited to deeds, certificates of title, title and other insurance policies, surveys, plats, reports, warranties and permits and other approvals, that are in the possession or control of the Sellers or the Companies.

4.3 Purchaser’s Deliveries. At the Closing, the Purchaser shall deliver the following:

(a) Consideration. The Consideration, subject to the terms of this Agreement and the Escrow Agreement.

(b) Title Company. Any documentation reasonably required by a title company to issue a policy or endorsement consistent with this Agreement.

(c) Transfer Taxes. All necessary transfer tax affidavits, declarations or other forms as may be required, if any, in connection with the transactions contemplated by this Agreement.

(d) Other Documents. Any other document or instrument reasonably requested by the Sellers or required hereby.

4.4 Prorations.

(a) Prorations Generally. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be made in accordance with this Section 4.4. Except as otherwise set forth herein, all items to be prorated or adjusted pursuant to this Section 4.4 shall be prorated or adjusted as of midnight of the day immediately preceding the Closing Date. The following shall be specifically prorated or adjusted as set forth above and elsewhere in this Section 4.4:

(i) Taxes. Real estate and personal property taxes and special assessments, if any, shall be prorated at the Closing. The Sellers shall pay all real estate and personal property taxes and special assessments attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments for the Property has not been set for the year in which the Closing occurs, then the proration of such taxes for such Property shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted between the Sellers and the Purchaser upon presentation of written evidence that the actual taxes paid for such Property for the year in which the Closing occurs differ from the amounts used at the Closing;

(ii) Utilities. The Purchaser and the Sellers hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other expenses relating to the Property which are obligations of each of the Companies, respectively, and which are allocable to the period prior to the Closing Date shall be determined and paid by the applicable Seller or Company before Closing, if possible, or shall be paid thereafter by such Seller or adjusted between the Purchaser and the Sellers as soon as practicable after the same have been determined; and

(iii) Rents. All rents, including, without limitation, base rents, operating expense payments or common area maintenance charges and all other forms of additional rents (collectively, “Rents”), payable under the Leases and all other income from the Property shall be prorated at the Closing as of the Closing Date. The Sellers shall be entitled to all Rents accruing prior to the Closing Date and the Purchaser all Rents accruing from and after the Closing Date; provided, however, that the Purchaser shall have no obligation to reimburse the Sellers for any past due Rents received after the Closing.

(iv) Security Deposits. All security deposits held pursuant to the terms of the Leases shall be paid over to the Purchaser at Closing in the form of a credit against the Consideration to be paid at Closing to each of the Sellers holding such security deposits. Schedule 4.4(a)(iv) sets forth the amount of each such security deposit and the identities of the respective Seller and tenant.

(b) Calculations. All prorations and adjustments shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The calculation of such prorations and adjustments shall be initially performed at Closing by an equitable adjustment in the Consideration and thereafter shall be subject to a further adjustment of the Consideration promptly after complete and accurate information becomes available, if such information is not available at the Closing. The Sellers and the Purchaser agree to cooperate and use all commercially reasonable efforts to make such prorations and adjustments as soon as practical.

4.5 Reserve Accounts. It is agreed that the Sellers shall be entitled to a return at the Closing of all amounts held in any reserve account associated with the Assumed Loans and that the Purchaser shall simultaneously at the Closing replenish all such amounts. On or before the Closing Date, the Sellers shall make all necessary arrangements, at their sole cost and expense, to effectuate the return to the Sellers, and Purchaser shall simultaneously replenish such amounts; provided, however, that in the event any of the lenders under the Assumed Loans do not permit the release and replenishment contemplated in this Section or the parties otherwise agree, the Consideration paid at Closing shall be adjusted accordingly.

4.6 Minority Interests. The parties hereto acknowledge and agree that the Sellers do not own all of the membership interests of certain of the Company Subsidiaries, as reflected on Schedule 2.2(d), and that the payoff of certain indebtedness of such entities, the return and replenishment of the reserve accounts as set forth above and all other adjustments and prorations set forth herein shall take the same into account.

ARTICLE V

TERMINATION, DEFAULT AND REMEDIES

5.1 Termination. In the event any of the conditions to Closing set forth in Sections 3.1 and 3.2, respectively, are not satisfied, such failure shall not be deemed a default hereof (except for the failure of such party’s representations and warranties to be true and correct, in which case such failure shall be deemed a default), but rather the party whose condition to Closing is not satisfied shall have the right to (i) waive such condition and proceed to closing, (ii) terminate this Agreement by providing the other party hereto with written notice of such election, or (iii) with respect to the Conditional Properties only, to withdraw and exclude any such Conditional Properties from the Purchased Assets and to proceed to closing on the remainder of the Purchased Assets.

5.2 Remedies Upon Default of Purchaser. If the Purchaser fails to perform any of its obligations under this Agreement, or is in default hereunder, the Sellers may, as their sole remedy, elect to terminate this Agreement and sue the Purchaser for actual damages, provided that the Sellers shall not be entitled to receive damages in an amount greater than $200,000, whereupon each of the parties shall be relieved of all further liability to the other hereunder, except for those obligations that are specifically stated to survive herein. The Sellers agree that the foregoing remedy shall be the sole and exclusive remedy available to the Sellers in the event of a default by the Purchaser and the Sellers hereby waive any and all other rights, in equity or at law, which it might otherwise have against the Sellers (including, without limitation, the right to any consequential or other damages) in connection with any such default. Except as set forth in section, the Sellers hereby expressly waive, relinquish and release any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser’s default hereunder or the Purchaser’s failure or refusal to perform its obligations hereunder.

5.3 Remedies on Default of Seller. If the Sellers fail to close the transaction contemplated by this Agreement for any reason other than the Purchaser’s default, the Purchaser may, as its sole remedies, either (i) seek specific performance, or (ii) elect to terminate this Agreement and sue the Sellers for actual damages, provided that the Purchaser shall not be entitled to receive damages in an amount greater than $200,000, whereupon each of the parties shall be relieved of all further liability to the other hereunder, except for those obligations that are specifically stated to survive herein. The Purchaser agrees that the foregoing remedies shall be the sole and exclusive remedies available to the Purchaser in the event of a default by the Sellers and the Purchaser hereby waives any and all other rights, in equity or at law, which it might otherwise have against the Sellers (including, without limitation, the right to any consequential or other damages) in connection with any such default. Except as set forth in this section, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Sellers’ default hereunder or the Sellers’ failure or refusal to perform its obligations hereunder.

5.4 Indemnification. The limitations and waivers of remedies in Sections 5.2 and 5.3 shall not apply to or otherwise limit the indemnification obligations of the parties hereunder.

ARTICLE VI

INDEMNIFICATION

6.1 Sellers’ Indemnity. Subject to the limitations set forth in Section 6.4 below, the Sellers hereby severally, but not jointly, agree to indemnify and hold the Purchaser, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Purchaser or the REIT may suffer or incur by reason of (a) any breach of the representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Purchased Assets prior to the Closing Date, and (c) the ownership or operation of the Property and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property’s operations at any time prior to the Closing Date (subject to the reconciliation of the operating accounts of the Companies).

6.2 Purchaser’s Indemnity. Subject to the limitations set forth in Section 6.4 below, the Purchaser agrees to indemnify and hold the Sellers, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Sellers may suffer or incur by reason of (a) any breach of its representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing after the Closing Date and arising from the ownership of the Purchased Assets after the Closing Date, and (c) the ownership or operation of the Property and relating to the period from and after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising from and after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property’s operations at any time after the Closing Date (subject to the reconciliation of the operating accounts of the Companies).

6.3 Indemnification Procedure. All claims for indemnification pursuant to Sections 6.1 or 6.2 (“Claims”) shall be made in a reasonably detailed writing, which shall include, without limitation, the amount so demanded for such Claim (to the extent readily calculable), by the party seeking to be indemnified (the “Indemnified Party”) and sent to the addresses set forth in the notice provisions set forth herein (the “Indemnification Notice”). The making of a Claim pursuant to a properly delivered and reasonably detailed Indemnification Notice shall toll the running of the limitation period set forth above with respect to that specific Claim. The party from which indemnification is sought (the “Indemnifying Party”) shall have thirty (30) days after such Indemnification Notice is received to either (i) agree to the Indemnified Party’s demand, or (ii) refuse such demand for indemnification. Should the Indemnifying Party fail to respond to the Indemnified Party’s Indemnification Notice within such thirty (30) day period, the Indemnifying Party shall be deemed to have agreed to indemnify the Indemnified Party as requested in such Indemnification Notice. Subject to the provisions of Section 6.4 below, in the event that the Indemnifying Party refuses to indemnify the Indemnified Party pursuant to such Indemnification Notice, the Indemnified Party shall be free to pursue such Claim for indemnity pursuant to the terms of this Agreement with any court of competent jurisdiction.

6.4 Limitations. The Sellers’ liability for any Claim shall be limited to the value of the Escrowed Consideration and Purchaser’s sole remedy against the Sellers is to take out of escrow and retain the Escrowed Consideration as set forth in Section 1.3 herein. Neither party hereto shall be entitled to pursue a claim for indemnification hereunder after the expiration of the Indemnification Period. The making of a Claim pursuant to a properly delivered and reasonably detailed Indemnification Notice shall toll the running of the limitation period set forth above with respect to that specific Claim.

ARTICLE VII

RISK OF LOSS; EMINENT DOMAIN

7.1 Risk of Loss. The risk of loss of the Property shall remain with the Sellers until the Closing.

7.2 Casualty. If, prior to the Closing, all or any portion of the Real Property is damaged by fire, vandalism, acts of God or other casualty or cause, the Seller shall promptly give the Purchaser written notice of any such damage, together with the Sellers’ estimate of the cost and period of repair and restoration. In any such event, the Purchaser shall have the option of (x) taking the Real Property at the Closing, or (y) terminating this Agreement entirely or only as it applies to the portion of the Real Property so damaged (in which case the Consideration hereunder shall be adjusted accordingly), by delivering written notice of its decision to the Sellers within thirty (30) days of receipt of the Sellers’ written notice of any such damage. If pursuant to this Section 7.2, the Purchaser elects to proceed to Closing, the Purchaser shall also be entitled to all insurance proceeds in connection with such casualty and the Sellers shall pay over and otherwise assign to the Purchaser all rights to receive the same, including, without limitation, the full amount of any applicable deductible owed by the Sellers. The Sellers agree to permit the Purchaser to participate in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to the Purchaser at the Closing its rights to such insurance proceeds, and will not settle any insurance claims or legal actions relating thereto without the Purchaser’s prior written consent.

7.3 Eminent Domain. If, prior to Closing, all or any “significant” (as hereinafter defined) portion of the Real Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the Sellers shall notify the Purchaser of such fact in writing and the Purchaser shall have the option to terminate this Agreement in its entirety, or only as it relates to the portion of the Real Property subject to such taking (in which case the Consideration hereunder shall be adjusted accordingly), upon written notice to the Sellers given not later than thirty (30) days after the Purchaser’s receipt of the Sellers’ written notice. If the Purchaser does not elect to so terminate this Agreement or if an “insignificant” portion (“insignificant” is herein deemed to be any taking which is not “significant”) of the Real Property is taken by eminent domain or condemnation, the Purchaser shall proceed to Closing as provided in this Agreement without adjustment to the Consideration but, at Closing, the Sellers shall assign and turn over all compensation and damages awarded or the right to receive same with respect to such taking, condemnation or eminent domain. The Sellers agree to permit the Purchaser to participate in any negotiations with and legal actions against the condemning authority and will not settle any such dispute relating to such award without the Purchaser’s prior written consent. A “significant portion” shall mean any taking that adversely and materially interferes, individually or in the aggregate, with the marketability or value of Real Property or the Sellers’, Companies’ or any other party in possession’s occupancy and use thereof.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

Purchaser:

Richmond Honan LLC

975 Johnson Ferry Road

Suite 450

Atlanta GA 30342

Attention: Kent Ohlsen

Fax No.: (404) 255-6300

with a copy to:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23219

Attention: Daniel M. Campbell

Fax No.: (804) 788-8218

Sellers:

BC Ziegler and Company

250 E. Wisconsin Avenue, Suite 1900

Milwaukee, WI 53202

Attention: John Sweet

Fax No.: (414) 978-6560

with a copy to:

Davis Kuelthau

111 E. Kilbourn Avenue, Suite 1400

Milwaukee, WI 53202-6613

Attention: Bradley D. Page

Fax No.: (414) 278-3624

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

8.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Sellers or the Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Sellers or the Purchaser of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Sellers or the Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

8.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

8.4 Successors and Assigns. This Agreement may not be assigned by the Purchaser or the Sellers without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Sellers and the Purchaser, and their respective legal representatives, successors, and permitted assigns.

8.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

8.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles.

8.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Transmission of this Agreement and any signatures hereto by facsimile or electronic mail shall be deemed to be effective as if they were the original Agreement or signatures as the case may be.

8.8 Survival. Notwithstanding anything herein to the contrary, all representations and warranties contained in this Agreement, including the indemnifications provided hereunder, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Sections 1.3, 2.1, 2.2, 2.4, 2.5, 4.4, Article VI, Article VII and Article VIII hereof) shall survive the Closing.

8.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Purchaser and the Sellers, the Purchaser and the Sellers shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transactions contemplated hereunder.

8.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

8.11 Attorneys’ Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

8.12 Confidentiality. The Sellers acknowledge that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, the Sellers covenant and agree to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Purchaser’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Sellers’ key employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 8.12. In the event that the Sellers or their key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law (other than in connection with the IPO), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 8.12. In the event that no such protective order or other remedy is obtained, or that the Purchaser waives compliance with the terms of this Section 8.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Sellers acknowledge that remedies at law may be inadequate to protect the Purchaser or the REIT against any actual or threatened breach of this Section 8.12, and, without prejudice to any other rights and remedies otherwise available, the Sellers agree to the granting of injunctive relief in favor of the REIT and/or the Purchaser without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation Section 1.6011-4(c).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURES APPEAR ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 7th day of July, 2010.

PURCHASER:

Richmond Honan Medical Properties LP, a Delaware limited partnership

By:	Richmond Honan Medical Properties Inc., its General Partner
	By:	/s/ Lea Richmond III
	Name:	Lea Richmond III
	Title:	Chief Executive Officer

SELLER FROM FUND I:

Ziegler Healthcare Real Estate Fund I, LLC, a Delaware limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

COMPANIES FROM FUND I:

Ziegler-Arizona 23, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Georgia 6, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Georgia 7, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Georgia 21, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Michigan 5, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Michigan 6, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Texas 8, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

TEXAS LP:

Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

SELLER FROM FUND II:

Ziegler Healthcare Real Estate Fund II, LLC, a Delaware limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

COMPANIES FROM FUND II:

Ziegler-Georgia 13, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Illinois 12, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Maine 15, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Michigan 12, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Ohio 9, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Tennessee 14, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

SELLER FROM FUND III:

Ziegler Healthcare Real Estate Fund III, LLC, a Delaware limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

COMPANIES FROM FUND III:

Ziegler-Georgia 17, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Georgia 20, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Georgia 21, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Illinois 18, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Maine 15, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Ohio 19, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

Ziegler-Wisconsin 16, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director

SELLER FROM FUND IV:

Ziegler Healthcare Real Estate Fund IV, LP, a Delaware limited partnership

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

COMPANIES FROM FUND IV:

Ziegler-Georgia 22, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

Ziegler-Wisconsin 24, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

Ziegler-Ohio 9, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

Ziegler-Texas 8, LLC, a Wisconsin limited liability company

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

TEXAS LP:

Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership

By:	/s/ John W. Sweet
Name:	John W. Sweet
Title:	Managing Director of the General Partner

EXHIBIT A

The Companies

Companies from Fund I

Ziegler-Arizona 23, LLC, a Wisconsin limited liability company

Ziegler-Georgia 6, LLC, a Wisconsin limited liability company

Ziegler-Georgia 7, LLC, a Wisconsin limited liability company

Ziegler-Georgia 21, LLC, a Wisconsin limited liability company

Ziegler-Michigan 5, LLC, a Wisconsin limited liability company

Ziegler-Michigan 6, LLC, a Wisconsin limited liability company

Ziegler-Texas 8, LLC, a Wisconsin limited liability company

Companies from Fund II

Ziegler-Georgia 13, LLC, a Wisconsin limited liability company

Ziegler-Illinois 12, LLC, a Wisconsin limited liability company

Ziegler-Maine 15, LLC, a Wisconsin limited liability company

Ziegler-Michigan 12, LLC, a Wisconsin limited liability company

Ziegler-Ohio 9, LLC, a Wisconsin limited liability company

Ziegler-Tennessee 14, LLC, a Wisconsin limited liability company

Companies from Fund III

Ziegler-Georgia 17, LLC, a Wisconsin limited liability company

Ziegler-Georgia 20, LLC, a Wisconsin limited liability company

Ziegler-Georgia 21, LLC, a Wisconsin limited liability company

Ziegler-Illinois 18, LLC, a Wisconsin limited liability company

Ziegler-Maine 15, LLC, a Wisconsin limited liability company

Ziegler-Ohio 19, LLC, a Wisconsin limited liability company

Ziegler-Wisconsin 16, LLC, a Wisconsin limited liability company

Companies from Fund IV

Ziegler-Georgia 22, LLC, a Wisconsin limited liability company

Ziegler-Wisconsin 24, LLC, a Wisconsin limited liability company

Ziegler-Ohio 9, LLC, a Wisconsin limited liability company

Ziegler-Texas 8, LLC, a Wisconsin limited liability company

EXHIBIT A-1

Company Subsidiaries

Sandwich Development Partners, LLC

Bath Road Associates, LLC

Remington Development Partners, LLC

EXHIBIT A-2

Texas LP

Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership

EXHIBIT B

Real Property Owned by the Companies

Company Entity	Building Name	Address	City	State	Zip Code

Ziegler-Arizona 23, LLC, a Wisconsin limited liability company	Arrowhead Commons-Building K	18275 N. 59th Avenue	Glendale	AZ	85308

Ziegler-Wisconsin 24, LLC, a Wisconsin limited liability company	Aurora Medical Center-Shawano	1346 East Green Bay Rd	Shawano	WI	54166

Ziegler-Georgia 20, LLC, a Wisconsin limited liability company	Austell Medical Office Building	1668 Mulkey Road	Austell	GA	30106

Ziegler-Georgia 7, LLC, a Wisconsin limited liability company	Canton MOB	320 Hospital Drive	Canton	GA	30114

Ziegler-Georgia 17, LLC, a Wisconsin limited liability company	Decatur Medical Office Building	2685 Milscott Drive	Decatur	GA	30033

Ziegler-Wisconsin 16, LLC, a Wisconsin limited liability company	Firehouse Square	7220 West National Ave.	West Allis	WI	53214

Ziegler-Michigan 12, LLC, a Wisconsin limited liability company	Hackley Medical Center	3535 Park Street	Norton Shores	MI	49444

Ziegler-Michigan 6, LLC, a Wisconsin limited liability company	Ingham Regional Medical Center McLaren MOB	2445 Jolly Road	Okemos	MI	48864

Ziegler-Georgia 13, LLC, a Wisconsin limited liability company	Jasper Medical Office Buildings	220 J. L. White Drive 620 J. L. White Drive	Jasper	GA	30143

Ziegler-Tennessee 14, LLC, a Wisconsin limited liability company	Meadowview Lane Professional Center	2033 Meadowview Lane	Kingsport	TN	37660

Ziegler-Ohio 19, LLC, an Ohio limited liability company	New Albany Professional Building	153 West Main Street	New Albany	OH	43054

Ziegler-Georgia 6, LLC, a Wisconsin limited liability company	Northpark Trail	115 North Park Trail	Stockbridge	GA	30281

Ziegler-Georgia 22, LLC, Wisconsin limited liability company	Papp Clinic	2959 Sharpsburg McCollum Road	Newman	GA	30263

Ziegler-Michigan 5, LLC, a Wisconsin limited liability company	Professional Pavilion	23133 Orchard Lake Road	Farmington	MI	48336

Ziegler-Ohio 9, LLC, a Wisconsin limited liability company	Stonecreek Family Health Center	1310 Hill Road	Pickerington	OH	43147

Ziegler-Georgia 21, LLC, a Wisconsin limited liability company	Summit Healthplex	1755 Highway 34 East	Newman	GA	30265

EXHIBIT B-1

Real Property Owned or Leased by Company Subsidiaries

Subsidiary Entity	Building Name	Address	City	State	Zip Code
Sandwich Development Partners, LLC	Valley West Hospital MOB (Ground Lease)	11 East Pleasant Avenue	Sandwich	IL	60548

Bath Road Associates, LLC	Mid Coast Hospital MOB (Ground Lease)	81 Medical Center Drive	Brunswick	ME	04011

Remington Development Partners, LLC	Remington Commons	500 Remington Blvd.	Bolingbrook	IL	60440

EXHIBIT B-2

Real Property Owned or Leased by Texas LP

Entity	Building Name	Address	City	State	Zip Code

Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership	El Paso MOB	10420 Vista Del Sol	El Paso	TX	79925

EXHIBIT C

Purchased Assets

Seller	Companies/Company Subsidiaries/Texas LP	Membership Interests

Ziegler Healthcare Real Estate Fund I, LLC, a Delaware limited liability company	Ziegler-Arizona 23, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership	Limited Partner Interest (together with ZHREF IV, holders of 100% of limited partner interests in Ziegler-El Paso 8 Limited Partnership)

	Ziegler-Georgia 6, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Georgia 7, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Georgia 21, LLC, a Wisconsin limited liability company	79.4% LLC Interests (together with ZHREF III, holders of 100% of LLC Interests)

	Ziegler-Michigan 5, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Michigan 6, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Texas 8, LLC, a Wisconsin limited liability company	61.15% LLC Interests (together with ZHREF IV, holders of 100% of LLC Interests) & Sole GP Interest (1%) in Ziegler-El Paso 8 Limited Partnership

[Exhibit C continues on following page.]

Seller	Companies/Company Subsidiaries/Texas LP	Membership Interests

Ziegler Healthcare Real Estate Fund II, LLC, a Delaware limited liability company	Ziegler-Georgia 13, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Illinois 12, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Maine 15, LLC, a Wisconsin limited liability company	56.8% LLC Interests (together with ZHREF III, holders of 100% of LLC Interests)

	Ziegler-Michigan 12, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Ohio 9, LLC, a Wisconsin limited liability company	83.21% LLC Interests (together with ZHREF IV, holders of 100% of LLC Interests)

	Ziegler-Tennessee 14, LLC, a Wisconsin limited liability company	100% LLC Interests

[Exhibit C continues on following page.]

Seller	Companies/Company Subsidiaries/Texas LP	Membership Interests

Ziegler Healthcare Real Estate Fund III, LLC, a Delaware limited liability company	Ziegler-Georgia 17, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Georgia 20, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Georgia 21, LLC, a Wisconsin limited liability company	20.6% LLC Interests (together with ZHREF I, holders of 100% of LLC Interests)

	Ziegler-Illinois 18, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Maine 15, LLC, a Wisconsin limited liability company	43.2% LLC Interests (together with ZHREF II, holders of 100% of LLC Interests)

	Ziegler-Ohio 19, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Wisconsin 16, LLC, a Wisconsin limited liability company	100% LLC Interests

[Exhibit C continues on following page.]

Seller	Companies/Company Subsidiaries/Texas LP	Membership Interests

Ziegler Healthcare Real Estate Fund IV, LLC, a Delaware limited liability company	Ziegler-Georgia 22, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-Wisconsin 24, LLC, a Wisconsin limited liability company	100% LLC Interests

	Ziegler-El Paso 8 Limited Partnership, a Texas limited partnership	Limited Partner Interest (together with ZHREF I, holders of 100% of limited partner interests in Ziegler-El Paso 8 Limited Partnership)

	Ziegler-Texas 8, LLC, a Wisconsin limited liability company	38.85% LLC Interests (together with ZHREF IV, holders of 100% of LLC Interests) & Sole GP Interest (1%) in Ziegler-El Paso 8 Limited Partnership

	Ziegler-Ohio 9, LLC, a Wisconsin limited liability company	16.79% LLC Interests (together with ZHREF II, holders of 100% of LLC Interests)

EXHIBIT D

Consideration

Seller	Companies of Seller	Aggregate Valuation	Estimated Aggregate Consideration (1)	Estimated Aggregate Indebtedness as of 9/30/10(1)
ZHREF I	Arizona 23	$3,659	$1,086	$2,573
	El Paso 8	$2,518	$1,047	$1,471
	Georgia 6	$1,153	$(94)	$1,247
	Georgia 7	$8,338	$1,744	$6,594
	Georgia 21	$20,511	$2,282	$18,229	(3)
	Michigan 5	$2,170	$662	$1,508
	Michigan 6	$4,600	$1,531	$3,069
	SubTotals:	$42,949	$8,259	$34,690

ZHREF II	Georgia 13	$9,094	$2,663	$6,431
	Illinois 12(2)	$7,552	$1,221	$6,331
	Maine 15(2)	$6,386	$1,442	$4,944
	Michigan 12	$8,489	$2,674	$5,815
	Ohio 9	$2,646	$973	$1,673
	Tennessee 14	$15,176	$4,111	$11,065
	SubTotals:	$49,343	$13,084	$36,259

ZHREF III	Georgia 17	$3,600	$926	$2,674
	Georgia 20	$3,093	$1,408	$1,685
	Georgia 21	$5,318	$592	$4,726	(3)
	Illinois 18(2)	$8,984	$2,512	$6,472
	Maine 15(2)	$4,862	$1,098	$3,764
	Ohio 19	$3,634	$1,407	$2,227
	Wisconsin 16	$4,188	$1,179	$3,009
	SubTotals:	$33,679	$9,122	$24,557

ZHREF IV	Georgia 22	$4,912	$1,237	$3,675
	Wisconsin 24	$2,129	$2,129	$0
	El Paso 8	$1,600	$665	$934
	Ohio 9	$534	$196	$338
	SubTotals:	$9,175	$4,228	$4,947

	Totals	$135,146	$34,693	$100,453

(1)

The Estimated aggregate Consideration set forth in the table above is based upon the aggregate estimated outstanding indebtedness of the Companies owned by each Seller as of September 30, 2010. The actual aggregate Consideration delivered at Closing will be the amount equal to the Aggregate Valuation less the actual aggregate indebtedness as of the Closing Date, and after adjustment for any prorations pursuant to the terms of the Agreement and to reflect the

D-1

withdrawal of any of the LLC Interests pursuant to the terms of the Agreement.

The actual aggregate Consideration payable at closing and the Consideration allocable to the Companies will be further adjusted as follows:

The Consideration, after all adjustments for actual aggregate indebtedness and adjustments for prorations as set forth in the Agreement (the “Adjusted Consideration”), shall be further adjusted by multiplying the Adjusted Consideration by the percentage (positive or negative) by which the actual per share initial public offering price of the REIT’s common stock in the IPO (the “IPO Price”) varies from $15.00, provided that in no event will the Consideration (before adjustments required by the Agreement and this Exhibit D including adjustments related to withdrawal of LLC Interests) payable to each of the Sellers be less than that resulting in a calculation based on an IPO Price of $11.20.

(2)In the event any of these LLC Interests relating to these Companies are withdrawn in accordance with the Agreement, the estimated aggregate Consideration shall be reduced by the estimated Consideration allocated to the subject LLC Interest in the table above.

(3)The aggregate Consideration has been reduced to account for the Summit Healthplex carried interest of $282,000 (ZHREF I) and $73,000 (ZHREF III) respectively.

D-2

EXHIBIT E

Form of Escrow Agreement

(The Registrant will furnish supplementally a copy of this exhibit to the Commission upon request)

E-1

EXHIBIT F

Assumed Loans

Properties Securing the Loan	Amount of Debt (Est. as of 9/30/10)
Firehouse Square	3,009
Jasper MOBs	6,431
New Albany MOB	2,227
Remington Commons	6,472
Hackley Medical Center	5,815
Canton MOB	6,594
Valley West Hospital MOB	6,331
MeadowView Lane Professional Center	11,065

Total	$47,944

F-1

EXHIBIT G

Rent Roll and Form of Estoppel Certificate

(The Registrant will furnish supplementally a copy of this exhibit to the Commission upon request)

G-1

EXHIBIT H

Form of Assignment of Purchased Assets

(The Registrant will furnish supplementally a copy of this exhibit to the Commission upon request)

H-1